Bank of South Carolina Corporation 10-K

EXHIBIT 32.2

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Eugene H. Walpole, IV, Chief Financial Officer/Executive Vice President of Bank of South Carolina Corporation (the “Company”), certify that to the best of my knowledge, based upon a review of the annual report on Form 10-K for the period ended December 31, 2021 of the Company (the “Report”):

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 4, 2022

By:	/s/ Eugene H. Walpole, IV
Eugene H. Walpole, IV
Chief Financial Officer/Executive Vice President